UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2006 (August 9, 2006)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2006, the Registrant announced the appointment of George F. Horner III to its board of directors. Mr. Horner, the former chief executive officer and director of Vicuron Pharmaceuticals Inc., replaces Joseph T. O’Donnell, Jr., who has resigned. Mr. O’Donnell, who has served on the Endo board since 2000, must relinquish his directorship due to a change in employment that will preclude him from serving on other corporate boards. Mr. O’Donnell was a member of the audit, compensation and nominating committees of the Board of Directors.

On April 19, 2006, the Registrant announced that executive vice president, chief financial officer and treasurer Jeffrey R. Black intended to retire in August 2006. The foregoing information and a copy of the press release was filed in a Current Report on Form 8-K that was filed on April 20, 2006. On August 9, 2006, the Registrant announced that Mr. Black tendered his resignation. On August 9, 2006, the Registrant and Endo Pharmaceuticals Inc., a wholly owned subsidiary of the Registrant, terminated its employment agreement with Jeffrey R. Black. The letter terminating Mr. Black’s employment agreement is effective as of August 9, 2006. A copy of this letter agreement is filed herewith as Exhibit 10.28.2 and is incorporated herein by reference.

A copy of the press release is also filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.28.2	Letter Agreement, dated as of August 9, 2006, by and between the Registrant and Jeffrey R. Black

99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated August 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: August 10, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
10.28.2	Letter Agreement, dated as of August 9, 2006, by and between the Registrant and Jeffrey R. Black

99.1	Press release of Endo Pharmaceuticals Holdings Inc. dated August 9, 2006